Exhibit 99.5

[***] =	Pursuant to 17 CFR 230.406, confidential information has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

WACHOVIA REMITTANCE SERVICES AGREEMENT
RETAIL SERVICES

This REMITTANCE SERVICES AGREEMENT (“Agreement”) is made as of this 20th day of August 2009, by and between Wachovia Bank National Association (“Wachovia”) and BARCLAYS BANK DELAWARE (“Client” or “Barclays”). In consideration of the payments to be made and services performed under this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.  SERVICES. Wachovia agrees to provide to Client the lockbox services, which are, described in Exhibit A attached hereto and made a part hereof (“Services”).

2.  CHARGES AND PAYMENT TERMS. Client agrees to pay Wachovia its charges for services as set forth in Exhibit B attached hereto and made a part hereof, and as otherwise mutually agreed in writing signed by the parties for additional and modified Services (“Charges”). Wachovia will send Client invoices on a monthly basis for Services rendered and Charges billed. Invoices shall be due within [***] days of receipt. A service charge at the rate of [***] shall accrue and be payable by Client on the portion of any invoice that remains unpaid for more than [***] days from the date of Client’s receipt of the invoice. [***] shall be responsible for [***] all [***] applicable to the Services, which [***] or [***] by [***] under this Agreement or that are otherwise required to be [***] in connection with the Services, [***] of [***] and [***] on the [***] or [***] of [***]. [***] for any [***] for which [***] is [***]. Undisputed invoices are not subject to discount, withholding, adjustment or setoff. The Charges on Exhibit B will be effective for [***] decides to [***] not named in this Agreement as the [***] may affect [***]. [***] must, subject to Section 9, [***] at least [***] to the [***] of any [***]. [***] shall [***] to report to [***] in writing any [***] within [***] of the date of the [***]. If nothing is [***] in such [***] such [***] shall be considered [***].

3.  RETENTION OF DATA. Wachovia agrees to retain transactional data related to the Services that is electronically sent to Client for [***] from [***] such data is sent to the Client. If such data is lost or damaged during such retention period and such loss or damage were caused by Wachovia, Wachovia shall incur the cost of reconstruction and/or regeneration of the lost or damaged data using available Client data. If such data were lost or damaged during such retention period and such loss or damage were caused by the Client, the Client shall incur the cost of reconstruction and/or regeneration of the lost or damaged data using available Client Data. Client is responsible, at the expense of the party causing the loss or damage, for providing all Client data including all source documentation required for such reconstruction and/or regeneration.

4.	CONFIDENTIALITY.

(a)  During the term of this Agreement and thereafter, each of Wachovia and Barclays, and each of their respective officers, employees, attorneys, accountants, agents and contractors performing services in connection with this Agreement, and their respective affiliates and subsidiaries, ( each a “Permitted Person”) shall regard as confidential and will retain in strict confidence, all knowledge of the other party’s business and business activities (past, present and future), trade secrets, proprietary information, financial information and customer information, whether in tangible or intangible form and whether or not marked as confidential, that may be obtained from any source as a result of or in connection with this Agreement, together with all such other information which may be designated by any party hereto as confidential (collectively, the “Confidential Information”).

(b)  All Confidential Information (which definition also includes, without limitation, any and all intellectual property, pricing information and services information, and the terms and conditions of this Agreement) communicated to one party by the other party, whether before or after the effective date of this Agreement, shall be deemed to have been received in confidence by the Permitted Person, and shall not be disclosed to any third party by the Permitted Person , without prior written consent of the disclosing party, except as may be required by Wachovia in the performance of its services hereunder or in connection with any audit by any federal, state or other governmental or banking authority having jurisdiction over Barclays or Wachovia, as the case may be, or as may otherwise be required by law.

(c)  All data supplied by a disclosing party shall be and remain at all time the sole and exclusive property of the disclosing party and/or its clients or customers, as the case may be. The Permitted Person agrees that all data provided to it under this Agreement shall be deemed to have been received in confidence as Confidential Information, and shall not be disclosed to any third party without the written consent of the disclosing party, except as required to comply with any validly issued subpoena or order or any applicable law or regulation; provided that, unless prohibited by applicable law or regulation, prior to its compliance with any such order, and at the request and sole expense of the disclosing party, the Permitted Person will cooperate with the disclosing party in its attempts to obtain a protective order.

(d)  Wachovia shall have no right to use, copy, modify or prepare any derivative work of any deliverable item developed in performance of this Agreement to the extent such deliverable item is derived from or contains information which is proprietary to Barclays or which would be considered Confidential Information under this Agreement; provided, however, Wachovia or any Permitted Person shall be permitted to prepare use any such deliverable item as reasonably required by Wachovia or any Permitted Person in its performance of services as contemplated by this Agreement or required by applicable law or regulation.

(e)  Each party receiving Confidential Information from the other shall take all reasonable steps and precautions to ensure that only those of its officers, employees and Permitted Persons with a need to know or a need to have access to such information, solely in connection with the performance of this Agreement, have access to such information, and that each such person shall keep the information confidential in accordance with the provisions of this Agreement.

(f)  In no event will Barclays divulge any Wachovia Confidential Information to any competitor of Wachovia or use it to compete with Wachovia.

(g)  In no event will Wachovia divulge any Barclays Confidential Information to any competitor of Barclays or use it to compete with Barclays.

(h)  Wachovia hereby acknowledges that Barclays is subject to the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., pursuant to which regulations Barclays is required to obtain certain undertakings from Wachovia with regard to the privacy, use and protection of nonpublic personal financial information of Barclays customers or prospective customers. Therefore, notwithstanding anything to the contrary contained in this Agreement, Wachovia agrees that (1) except and to the extent required by applicable law or regulation, it shall not disclose or use any Customer Data (as defined below) except to the extent necessary to carry out its obligations under this Agreement and for no other purpose, (2) it shall not disclose Customer Data to any third party without an agreement in writing from the third party to use or disclose such Customer Data only to the extent necessary to carry out Wachovia’s obligations under this Agreement and for no other purposes, except and to the extent required by applicable law or regulation, (3) it shall maintain, and shall require all third parties specified in subsection (2) to maintain, effective information security measures to protect Customer Data from unauthorized disclosure or use, and (4) it shall provide Barclays with information regarding such security measures upon the reasonable request of Barclays and promptly provide Barclays with information regarding any failure of such security measures or any security breach related to Customer Data. The obligations set forth in this Section shall be perpetual and shall survive termination of the Agreement. For the purposes of this Agreement, Customer Data means the nonpublic personal information (as defined in 15 U.S.C. § 6809(4)) of Barclays customers or prospective customers received by Wachovia in connection with the performance of its obligations under the Agreement, including, but not limited to (i) an individual’s name, address, e-mail address, IP address, telephone number and/or social security number, (ii) the fact that an individual has a relationship with Barclays, or (iii) an individual’s account information.

(i)  Each party agrees, for itself, its agents and its representatives, that the terms of this Agreement are confidential and shall be deemed Confidential Information. Neither party shall disclose any of the terms hereof to any third party (except for disclosure reasonably made to legal representatives and accountants of Barclays or Wachovia any Permitted Person and as may be required by applicable law or by those governmental authorities having jurisdiction over Barclays or Wachovia) without the prior written consent of the other party.

(j)  Wachovia agrees to comply with the security standards set forth in Exhibit D hereto.

5.	REPRESENTATIONS AND WARRANTIES.

(a)  The Client represents, warrants and agrees that (i) it has title and ownership of all checks, cash and other items and information to be collected or received by Wachovia, (ii) it shall pay, when due, all undisputed Charges incurred hereunder and invoiced by Wachovia in accordance with this Agreement, (iii) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and that it has all requisite power and authority to enter into this Agreement and carry out its provisions, (iv) this Agreement has been duly authorized by all necessary proceedings of the Client and constitutes the valid and binding obligation of the Client, and (v) the provisions of this Agreement do not conflict with or violate the organizational documents of the Client or the terms of any contract or agreement by which the Client or any of its property is bound.

(b)  Wachovia represents and warrants that (i) it shall furnish the Services to the Client in accordance with the Service parameters set forth in Exhibit A, (ii) it has all requisite power and authority to enter into this Agreement and to carry out its provisions, (iii) this Agreement has been duly authorized and validly executed and delivered by Wachovia; (iv) there are no actions, suits, proceedings (including arbitration), or regulatory investigations pending that might affect their ability to carry out its obligations; and (v) it will perform the services in material compliance with all applicable regulatory and statutory requirements including but not limited to approvals necessary to perform obligations hereunder. All personnel assigned by Wachovia or its subcontractors to perform Wachovia’s obligations under this Agreement shall be properly skilled to perform their assigned tasks and be sufficiently trained, to meet or exceed the Service Standards. All personnel assigned by Wachovia or its subcontractors to perform Services, that may communicate (e.g., via the telephone) with Barclay’s, Barclay’s customers, or potential customers, shall possess the demonstrated ability to read and write American English, to fluently and intelligibly speak and converse in grammatically and syntactically correct American English without the use of slang, to write correspondence (including email correspondence) in grammatically correct American English without the use of slang or abbreviations, to accurately enter American English text into the applicable systems, and to perform well in American English conversations that deviate from a defined script, so that they may communicate easily with, and be readily understood by, a wide variety of culturally diverse American English speakers.

Prior to assigning any given Wachovia personnel (whether a subcontractor, an employee, or an independent contractor) to the performance of any of Wachovia’s obligations hereunder, Wachovia shall, and shall ensure that each of Wachovia’s subcontractors have, subject to any prohibitions or limitations imposed by applicable law, performed a security and background check with respect to any individual having contact with or access to Barclay’s Confidential Information or Customer Data that includes (1) a county criminal search in each county the individual has lived during the immediately preceding seven (7) years and (ii) for all prospective employees hired after the effective date of this Agreement, pre-employment drug testing (“Background Check”). Without the prior written consent of Barclay’s, no individual shall be assigned to the performance of Barclay’s obligations hereunder without having passed a Background Check. An individual shall not be deemed to have passed a Background Check if the individual has been convicted of any criminal offense involving securities-related crimes, antitrust, dishonesty, a breach of trust, money laundering or other job-related felony. A ‘Job Related Felony’ is any felony that is directly or substantially related to the responsibilities of the services to be performed by the individual that is the subject of the Security Check and shall take into account the nature and gravity of the felony, the time that has passed since the commission of the felony, and the nature of the job held or to be held by the individual who is the subject of the Background Check. Barclay’s retains the right to audit the methodology and process used by Wachovia to perform Background Checks. Barclay’s also reserves the right to review a summary of the Background Check results. All information obtained as part of the Background Checks shall be deemed Confidential Information as set forth in this Agreement. Subject to compliance with applicable laws and regulations and the scope of review set out in this paragraph, Barclay’s may reject the assignment of any of Wachovia’s personnel to the performance of the Services. Wachovia shall promptly fill the position of any individual so rejected with an appropriately qualified person, in accordance with this Agreement, and Barclay’s shall not be liable under any legal theory for any kind of claim whatsoever arising out of or resulting from any such rejection.

(c)  In addition, Wachovia represents and warrants that it will replace Key Personnel positions vacated within 14 days and in the interim will be covered by one or more temporary replacements. Client may request to reasonably approve the replacement. “Key Personal” as used in this section means the account manager and operations manager assigned to account at the processing facility.

(d)  EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, WACHOVIA DISCLAIMS ALL WARRANTIES WITH RESPECT TO THIS AGREEMENT AND SERVICES INCLUDING, BUT NOT LIMITED TO, EXPRESS AND IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND ALL WARRANTIES UNDER THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE RELATING TO THE TRANSFER AND PRESENTMENT OF CHECKS AND ITEMS. THE ACCEPTANCE, HANDLING AND PROCESSING OF ANY CHECKS OR OTHER ITEMS UNDER THIS AGREEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS THE MAKING OF A WARRANTY OF ANY KIND BY WACHOVIA ON BEHALF OF OR TO CLIENT, OR TO ANY THIRD PARTY, WITH RESPECT TO ANY SUCH CHECKS OR ITEMS.

6.	LIABILITY AND REMEDIES.

(a)  Client’s [***]. Client’s [***] and [***] and [***] for any [***] it may incur in connection with this Agreement shall be [***]. The [***] of [***] shall be [***] to [***] by Client [***] from [***] to [***] under this Agreement provided, however, that such [***] for [***] shall in any [***] an [***] to the [***] to [***]. The term [***] shall be [***] by [***] the [***] to [***] the [***] immediately preceding the events leading to the [***]. Client shall [***] with [***] to [***] any [***] by Client and for which Client [***]. [***] shall [***] be [***] for any [***] Client from a [***] that is [***] or [***] by Client without the [***] of [***]. At the request of [***], Client [***] and [***] to [***] and [***] of Client with respect to [***] by Client [***] that is [***]. Except as set forth below, the [***] provided for in this Agreement shall [***] by the Client [***] and [***] of all [***], whether sought at law or in equity, at any time arising in connection with this Agreement and the Services.

(b)  [***] for [***]. In [***] will [***] to the [***] or to any [***] for any [***] or [***] or [***] of [***] including, but not limited to, those [***] of [***] or [***] or any other [***], even if [***] was [***] the [***] of such [***].

(c)  [***]. (i). In the [***] of [***] or [***] on the part of [***], The [***] shall [***] and [***] and its [***] and [***] from and against [***] and [***] and [***] or [***] by a [***] out of or [***] to [***] or the [***] by [***]. In the [***] of [***] or [***] on the part of [***] shall [***] and [***] and its and from and against [***] and [***] and [***] or [***] by a [***] out of or [***] to [***] or the [***] by [***] or [***].

(d)  [***]. [***] to [***] in [***] or [***] in the [***] including, but not limited to, [***] within [***] of the [***] of the [***] or [***]. [***] be [***] for [***] or [***] reported after [***].

(e)  Force Majure. Notwithstanding anything in this Agreement to the contrary, Wachovia will not be liable for any failure or delay in performance under this Agreement which is attributable to acts or events beyond the control of Wachovia including, but not limited to, war, conditions or events of nature, civil disturbance, work stoppage, acts of terrorism, power or equipment failure, and fire. In the event of such and event, and Wachovia is unable to recover from said event within [***] of the event, Client may terminate this agreement immediately upon written notice, provided however, that no such termination shall be deemed a termination for cause by Client nor shall it be alleged by Client that Wachovia is in breach of this agreement for failure to recover from such event.

(f)  [***]. Notwithstanding anything in this Agreement to the contrary, [***] will [***] to the [***] for any [***] or [***] in [***] is [***] to [***] in [***] because of [***] or [***] of [***] that [***] of the [***]. In the [***] of a [***] or [***] in [***] of [***] of [***] with at least [***] in order for [***] to [***] to meet the [***].

(g)  The indemnification provisions of this Section 6 shall survive termination of this Agreement.

(h)  If Wachovia fails to meet a performance Standard as set forth in Exhibit B, Wachovia shall (i) investigate and report to Barclays as to the root cause of such failure, (ii) advise Barclays of the status of efforts being taken to remedy the failure, (iii) notify Barclays of the steps which Wachovia believes are necessary to correct the cause of the failure and (iv) promptly correct any cause over which Wachovia has control. In the event the root cause is not within Wachovia’s or its representative or agent or affiliate’s control, Barclays agrees that it shall have responsibility for having the cause remedied.

7.  OWNERSHIP OF SOFTWARE. Wachovia shall own all right, title and interest in, including the copyright in and to, any Wachovia intellectual property used in providing Services, and in and to any modification, enhancement or addition to any of Wachovia’s intellectual property developed in connection with any of the Services requested by the Client, and Wachovia shall have the right to provide such Wachovia intellectual property and any modifications, enhancement or additional Wachovia intellectual property to other customers of Wachovia. The provisions of this Section 7 shall survive termination of this Agreement.

8.  NOTICE. For purposes of this Agreement, written notice is sufficient if personally delivered or sent by nationally recognized overnight courier services, or sent by registered, certified or first class mail, postage prepaid, return receipt requested (if applicable), addressed to either party at the addresses below, by facsimile transmission (fax) or by electronic mail. Notice shall be deemed to have been given when received by the addressee in accordance with the mailing or transmission method described above or when personally delivered. If to WACHOVIA, addressed to:

Wachovia Bank, N.A. PA 1223 1 South Broad Street Philadelphia, Pennsylvania 19107 Attention: Ward Johnson Fax: 267-321-6798

and, if to Barclays, addressed to:

125 S West St 3rd floor Wilmington, DE 19801 Fax No:302-255-8080 ATTN:David Crake With copy to: General Counsel Fax No.: 302.255.8277

Unless another address is substituted by notice delivered or sent as provided herein.

9.	TERM AND TERMINATION.

(a)  The initial term of this Agreement shall begin on the [***] and end on the [***] of the [***]. This Agreement shall automatically renew for [***] provided, however, that either party may terminate this Agreement by delivering to the other party written notice of termination at [***] to the end of the then current term. This Agreement may also be terminated (i) by Wachovia upon [***] if [***] in the [***] of any [***], (ii) by either party if the other party breaches a material obligation under this Agreement and such other party fails to substantially cure such default within [***] of the [***] or, for [***] of [***] to [***], (iii) by either party if the other party becomes insolvent or makes an assignment for the benefit of creditors, voluntary or proceedings are instituted under any bankruptcy or insolvency law against the other party or a receiver or custodian is appointed for the other party, or (iv) by Client for [***]. Notwithstanding anything in this Agreement to the contrary, Wachovia shall be permitted to immediately suspend the provision of any portion or all of the Services, if Wachovia reasonably determines that: (i) Client or one of Client’s customers is using the Services for an illegal purpose; or (ii) continuing to provide the Services exposes Wachovia to an unreasonable reputational, legal or monetary risk for which Wachovia cannot reasonably expect to be indemnified by Client.

(b)  Upon termination, Wachovia shall continue to provide services at the levels stated herein through the notice period. The Parties shall joint develop a commercially reasonable exit plan for an orderly transition of the Services to a new provider, Wachovia shall provide commercially reasonable assistance and cooperation in order to avoid any interruption in services during the transition to a new provider. Upon the termination of Services each party will certify to the other that all systems used to provide and monitor the Services are disconnected. In addition Wachovia shall certify that it has returned any Client data in its possession that Wachovia is capable of returning.

(c)  Once the notice of termination period has expired, Wachovia will make available to the Client all Client data for [***] of [***] that is maintained in the Wachovia image archive at the time of termination. All Client data will be purged automatically as it expires. The Client will be required to continue to pay the monthly maintenance fee to access the Client data as described in this section.

10.	AUDITS.

(a)  Wachovia agrees that Barclays will be able to, at least [***], perform scheduled site visits as described below at the facilities of its subcontractor, Remitco LLC (“Remitco”), that process Barclay’s items provided that [***] notice is given. A request to perform an audit will be coordinated through the office of Barclays Wachovia relationship manager. The audit will be conducted by a Barclays employee or its designated representative and [***] to the [***] of [***] of [***] to [***] to [***] that these [***] and [***] on the [***]. The results of these audits will be shared with Wachovia. In addition, Barclays may audit immediately, and without regard to the limitations set forth above, if Barclays provides reasonable evidence that a fraud may have occurred in relation to the provision of Services. Such evidence shall be presented concurrent with the start of an audit.

(b)  Any other onsite audits that are deemed necessary will be conducted with [***] advance written notice and no more than [***], unless required more frequently under applicable law or regulations. Any onsite audits will be conducted during normal business hours at Barclay’s own expense in a manner that does not disrupt Remitco’s business. The limitations set forth in this Section 10 (b) regarding the notice, frequency and length of audits shall not apply to audits performed in response to a loss, compromise or potential compromise of Barclays Customer Data. Any third-party auditors will require a fully executed non-disclosure agreement and the prior approval of Remitco.

11.	COOPERATION, DISASTER RECOVERY.

(a)  Disclosures. The parties shall cooperate fully with each other in providing all required notices and disclosures to the appropriate governmental or regulatory authorities concerning the initiation or termination of this Agreement or of the Services, or of any substantial changes in the Services being provided to Barclays.

(b)  Cooperation with Examinations. To the extent required by law and subject to the confidentiality obligations of this Agreement, Wachovia shall, at Barclays’s expense, provide to any examiners or agents from any regulatory body having jurisdiction over the business of Barclays or any of Barclays’s authorized Affiliates, the portions of third party audit reports and reports of independent public accountants of Wachovia pertaining solely to that portion of Wachovia’s Retail LockBox Business that relate directly to the provision of the Services, and shall grant such examiners and agents reasonable access to Wachovia (including, without limitation, to Wachovia’s relevant records, systems, controls, processes and procedures) and to the data center from which Wachovia provides the Services for the purpose of performing audits or examinations of Wachovia or Wachovia’s Affiliates, including, without limitation, any agency examination under 12 U.S.C. §1867(c). Wachovia shall reasonably cooperate and provide to such examiners and agents, in a timely manner, all such assistance as they may reasonably require in connection with any such audit or examination. Barclays shall provide Wachovia with a reasonable time period to complete the requests of the examiners. To the extent that a regulatory audit is related to an audit of Barclays, Barclays shall bear Wachovia’s reasonable expense related to such audit. To the extent that the regulatory audit is related to Wachovia’s process and/or performance, Wachovia shall bear its expense associated with said audit.

(c)  Disaster Recovery Plan. Throughout the term of this Agreement, Wachovia shall cause Remitco to maintain a Business Continuity Plan (the “Business Continuity Plan”) and the capacity to execute such plan, which plan, at a. minimum, shall conform to generally accepted industry standards. Such Business Continuity Plan shall comply with Exhibit G hereto. Upon the occurrence of any disaster requiring use of such plan, Wachovia shall within a commercially reasonable timeframe notify Barclays of same, and Wachovia shall provide to Barclays equal access as Wachovia’s other customers in the provision of the products or Services contemplated by this Agreement.

(d)  Wachovia will, at its own expense, cause Remitco to maintain, update and test the Business Continuity Plan on a [***]. Wachovia shall provide Barclays with [***] prior written notice of any test of the Business Continuity Plan.

(e)  Wachovia’s statement on Business continuity has been provided to Barclays and shall be used by the parties as a point of reference for understanding Wachovia’s approach to business continuity planning and execution as it relates to any Services performed by Wachovia hereunder which are not performed by REMITCO.

12.	COMPLIANCE WITH LAW; MODIFICATIONS TO ACHIEVE REGULATORY APPROVAL.

(a)  Wachovia acknowledges that the performance of the Services under this Agreement is subject to the examination and regulatory authority of the Federal Deposit Insurance Corporation and any other Federal or state banking agency having examination, regulatory or enforcement authority over Barclays (each, an “Agency”) pursuant to 12 U.S.C. §1867(c). Wachovia shall perform the Services in compliance with all applicable federal, state and local laws, government rules and regulations and Agency supervisory issuances (“Applicable Law”) and shall comply with (and cause Wachovia’s Affiliates, representatives and employees to comply with) all reasonable Barclays Policies of which Wachovia has been advised necessary to achieve and maintain compliance with such Applicable Law.

(b)  If Barclays reasonably determines that modification to the Services is necessary to achieve compliance with Applicable Law or to satisfy the recommendations of an Agency, or if Barclays reasonably determines that modification to the Services is necessary to address a change in Applicable Law or a change in any Barclays Policy necessary to more fully comply with Applicable Law, Barclays may notify Wachovia of such determination and request Wachovia to make specific modification(s) to the Services that address Barclays’s regulatory concerns. Without any obligation to modify the Services, Wachovia shall work cooperatively with Barclays to attempt to address Barclays’ concerns through reasonable modifications, with appropriate, reasonable fee increases, if necessary. If Barclays’s proposed modification(s), in Wachovia’s reasonable discretion, would result in significant additional cost, material disruption or additional burden to Wachovia, Wachovia may (i) suggest alternative modifications designed to address Barclays’s concerns with less cost or disruption to Wachovia (including, without limitation, by passing on to other users of the Services in addition to Barclays, on an equitable basis, the costs of such modification) or (ii) propose to Barclays an increase to the then-current rates for the Services to account for the additional cost of such modification(s) or (iii) terminate this Agreement without penalty upon one hundred twenty(120) days prior notice to Barclays. If

Barclays, in its reasonable determination, concludes that the suggested alternative modifications do not allow Barclays to achieve compliance with Applicable Law or Barclays Policy, or that the charges to be assessed Barclays, in Barclays’s sole discretion, are unacceptable, Barclays may elect to terminate the Agreement without penalty upon one hundred twenty (120) days’ written notice to Wachovia.

13.	INSURANCE.

Wachovia shall at its sole cost and expense, obtain and maintain-, the following types of insurance on itself and any subsidiaries, Subcontractors or agents providing services to Barclay’s or its Affiliates in the following minimum limits. At Barclay’s request, Wachovia shall promptly provide to Barclay’s certificates from its insurers indicating the amount of insurance coverage, nature of such coverage, and expiration date of each applicable policy. Wachovia shall maintain all such required insurance coverages. In each case Wachovia shall maintain (except for insurance in respect of damage to real property) such coverages for a period of 3 years following the end of the term a policy or policies of insurance covering all the risks that may be incurred by Wachovia arising out of the acts or omissions of Wachovia or Wachovia Personnel in connection with this Agreement. Such policies shall include but not be limited to:

[***]:	[***]
[***]:	[***]
[***]:	[***]
[***]:	[***]
[***]:	[***]
[***]:	[***]
[***]:	[***]
[***]:	[***]

14.	DISPUTES

(a)  In the event of any controversy or claim other than a claim for equitable or injunctive relief, arising from this Agreement (a “Dispute”), the Parties agree to submit the Dispute to binding arbitration in Wilmington, Delaware, in accordance with the then current rules of the American Arbitration Association, before one arbitrator who shall hear the controversy. The decision of the arbitrator shall be final and binding upon all Parties, and judgment upon the award may be entered in any court of competent jurisdiction. The prevailing Party shall be entitled to recover all costs, expenses and reasonable attorney’s fees incurred in such arbitration.

(b)  Without prejudice to Bank’s or Supplier’s right to seek redress pursuant to this section, Supplier shall continue to provide the Services and the Parties shall continue to perform their respective obligations under this Agreement, notwithstanding any Dispute or the implementation of the procedures set forth herein.

15.	MISCELLANEOUS.

(a)  Except as otherwise provided herein, this Agreement may not be amended except in writing duly signed by each of the parties.

(b)  Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by it.

(c)  This Agreement, together with all Exhibits, the Deposit Agreement and Disclosures for Commercial Accounts that governs Barclays’ deposit accounts maintained at Wachovia (the “CDA”) and any related Service Descriptions constitutes the complete and entire understanding and agreement between the Client and Wachovia with respect to the subject matter hereof and supersedes and replaces all prior agreements and understandings, oral and written, with respect to such subject matters. In the event of any conflict in the terms and conditions of this Agreement, together with all the Exhibits and either the CDA or any Service Description, this Agreement, together with all the Exhibits shall control.

(d)  Any assignment by either party of that party’s rights and/or obligations pursuant to the Agreement shall be subject to the prior written consent of the other party to this Agreement, which consent shall not be unreasonably withheld. To the extent permitted, this Agreement shall be binding upon each of the respective parties and their successors and assigns. Notwithstanding the previous sentence, Wachovia may assign its performance obligations hereunder to a purchaser of substantially all of Wachovia’s business related to the Services, or via bank merger, or to an outsourcer or other subcontractor in either case in Wachovia’s sole discretion as part of a global assignment of all such contracts

(e)  This Agreement shall be governed by, and construed in accordance with, the laws of the Delaware without regard to rules resolving conflicts of law.

(f)  If any provision of this Agreement is invalid or unenforceable for any reason, the balance of this Agreement shall remain in effect.

(g)  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(h)  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Signed Agreements transmitted by fax shall be deemed to be of the same force and effect as an original of a manually signed copy.

* * *

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement by its respective duly authorized officer as of the date first above written.

“Client” – Barclays Bank Delaware	Wachovia Bank, NA

By: /s/ Lloyd M. Wirshba	By: /s/ Ward Johnsons

Name: Lloyd M. Wirshba	Name: Ward Johnsons

Title: CEO	Title: Managing Director

Barclays Bank Delaware 125 S. West St. Wilmington, De 19801

Exhibit A

REMITTANCE SERVICES AND SERVICE LEVEL AGREEMENT RETAIL LOCKBOX SERVICES

[*** -7 Pages]

Exhibit B

REMITTANCE SERVICES AGREEMENT
CHARGES FOR SERVICES

[*** -3 Pages]

Exhibit C

Scorecard

PERFORMANCE METRICS

[***]

Exhibit D

INFORMATION SECURITY POLICY AND STANDARDS

Security Standards

[*** -4 Pages]

Exhibit E

Processing Schedule

[*** -2 Pages]

Exhibit F

Change Control

Change Control Procedures

Part 1

PRINCIPLES OF AGREEMENT CHANGE

Where Client or Wachovia identify a need to make a change to this Agreement (an “Agreement Change”), either party may, at any time, request such change only in accordance with the Agreement Change Procedures set forth below.

Any agreement on an Agreement Change shall be made in accordance with the Agreement Change Procedures and neither party shall unreasonably withhold its consent to any Agreement Change.

Until such time as an Agreement Change is made in accordance with the Agreement Change Procedure, Wachovia shall, unless otherwise agreed to in writing, continue to carry out the Services pursuant to this Agreement as if the request or recommendation has not been made.

Any discussions which may take place between Client and Wachovia, in connection with a request or Recommendation before the authorization of a resultant Agreement Change, shall be without prejudice to the rights of either party.

PROCEDURES

Discussion between Client and Wachovia concerning an Agreement Change may result in any one of the following:

•	no further action being taken;

•	a request to make an Agreement Change by Client;

•	a request to make an Agreement Change by Wachovia; or

•	further investigation to be carried out regarding the proposed Agreement Change.

Client shall make a request to make an Agreement Change by sending to Wachovia’s Account Manager a Change Control Note in the form attached as Part 2 to this Exhibit F with the first part of that Change Control Note relating to the items identified in paragraphs 1(a), (b) and (c) of the Change Control Note below completed by Client. Wachovia shall, unless otherwise agreed, respond to that request by completing the other parts of the Change Control Note and returning the completed Change Control Note to Client within thirty (30) days of receipt of the Change Control Note from Client.

A request for an Agreement Change by Wachovia shall be submitted directly to Client Wachovia Manager, in the form of an appropriately completed Change Control Note. At the time of such request, Client shall respond by giving or withholding its consent to such request within thirty (30) days of receipt of the appropriately completed Change Control Note from Wachovia.

A Change Control Note shall not be valid unless signed by Client Wachovia Manager and Wachovia’s duly authorized officer and any such signed Change Control Note (together, if relevant, with any associated supporting and/or amplifying documents) shall, where applicable, constitute an amendment to this Agreement.

Part 2

CHANGE CONTROL NOTE

CONTRACT TITLE:
FOR THE PROVISION OF:
CONTRACT REF:
VARIATION NO:
DATE:
BETWEEN: Barclays Bank Delaware (“Client”) and _______________ (“Wachovia”)

1.	The Agreement is varied as follows:

•	The title of the Agreement Change;

•	The originator and date of the request for the Agreement Change;

•	The reason for the Agreement Change;

•	Full details of the Agreement Change including any specifications;

•	The price (if any) of the Charges applicable to the Agreement Change;

•	A timetable for the implementation, together with any proposals for acceptance, of the Agreement Change; and

•	A Schedule of payments if appropriate.

Impact Assessment

This must include details of the likely impact, if any, of the Agreement Change on the provision of the System Development Services and on any matters not referred to above, including, but not limited to:

•	Any provision of this Agreement;

•	The Charges;

•	The Documentation to be provided;

•	Any risks to Client and other Agreement issues;

•	Details of the extent to which Wachovia shall continue to carry out the Services;

•	A unique sequential number of the Change Control Note; and

•	The date on which the Change Control Note shall expire.

2.	Words and phrases used in this Change Control Note shall have the definitions and shall be interpreted according to the definitions contained in the Agreement.

3.	The Agreement, including any previous Change Control Notes, shall remain effective and unaltered except as amended by this Change Control Note.

SIGNED

For:	Barclays Bank Delaware

By:

Full Name:

Exhibit G
Business Continuity

A.	BUSINESS CONTINUITY PRINICPLES

1.  At all times during the Term, Supplier will ensure that REMITCO LLC (“REMITCO”), its subcontractor, maintains and adequately supports a business continuity program that is designed to minimize an interruption and recover of all material business functions needed to meet Supplier’s obligations under the Agreement, in accordance with (the “Business Continuity Plan”). Supplier will, at its own expense, ensure that Remitco maintains (update and test the Business Continuity Plan on a regular basis, no less than once in every twelve (12) month period). Supplier shall provide Bank with at least fourteen (14) days’ prior written notice of any test of the Business Continuity Plan Any material changes to the Business Continuity Plan will be communicated to the Bank, provided that any amendments to the Business Continuity Plan will provide at least the same level of business continuity as the then current Business Continuity Plan (taking into consideration, without limitation, any need for multiple business continuity sites from which the Services are to be provided so as not to increase the likely risk to Bank related to the provision of the Services following any implementation of the Business Continuity Plan).

2.  Each party will notify the other party as soon as reasonably possible if it believes that there has been, or is likely to be, a material disruption to operations that requires the implementation of the Business Continuity Plan. Notification of a current or pending disaster will take place using the existing problem management escalation path. The parties will then immediately implement the Business Continuity Plan and Remitco will perform its obligations as set out in the Business Continuity Plan.

3.  Upon the occurrence of any disaster requiring use of the Business Continuity Plan, Supplier shall promptly notify Bank of the same, and Remitco shall provide to Bank equal access as ‘s other customers in the provision of the products or Services contemplated by this Agreement.

B.	BUSINESS CONTINUITY PLAN

1.	Remitco shall develop, implement and maintain a business continuity plan (the “Plan”) as follows:

1.1  Delivery of the Plan. Upon request, within ninety (90) days of the execution of the contract, or sooner, depending on implementation planning schedule, deliver to Bank an overview of the recovery plan to be employed in support of Agreement-required functions which will, as mutually agreed to by both parties and including, but not to limited to, the following (to the extent practicable), (i) identify potential backup sites for each location where Bank’s items are processed ; (ii) provide an overview for resumption of Client-specific business in the event a Disaster disrupts or impairs Remitco’s business or operations; (iii) provide for annual testing of the plan via a walk-through or simulated exercise; and (iv) set forth actions to be taken in the event of the inability to use or the inaccessibility of any Remitco facilities that are used to provide the Services. “Disaster” means a short or long-term interruption to essential business processes or operations, including a Force Majeure event, which causes an essential service to be materially unavailable without any reasonable prediction for resumption. Remitco will not bill Bank for Services that are suspended as a result of an applicable Disaster or Force Majeure Event. Such Plan will address, among other things, actions to be taken in the event of the inability to use or the inaccessibility of Remitco’s facilities that are used to provide the Services.

1.2  Content. Intentionally deleted.

1.3  Electronic Format. If any material or significant changes are made to the Plan pursuant to clause 1.4 herein, Remitco shall provide Bank with a summary of such updated Plan. NOTE: The plans contain proprietary and confidential information to Remitco. Bank shall be permitted to review the client-specific plan while on-site.

1.4  Updates. Plan updates will occur on an annual basis.

1.5  Resources. Provide that planned continuity and recovery resources, including the systems, facilities, equipment and personnel as described in the Plan remain available in sufficient quantities throughout the Term.

2.	Controls.

2.1  Environment. During the Term, Remitco will maintain commercially reasonable controls it has put in place to minimize interruptions to the Agreement-required functions.

2.2  Equipment. Remitco will reasonably protect Agreement-required equipment in its control and/or possession including system hardware, networks and all related equipment.

2.3  Data Back-up. Remitco will protect and back up software, program files and data, and Bank Data in its control and/or possession, including, without limitation, Bank Confidential Information (such as customer data and financial data).

3.	Interruption Management and Disaster Reporting. If any of the Agreement-required functions are interrupted:

3.1  Recovery. Complete the notification, recovery, resumption, and/or restoration activities as described in the Plan to minimize disruption of the service levels set forth in this Agreement.

3.2  Disaster Reporting.

(a)	Within two (2) hours of notification from Remitco pursuant to Section A.2 above, unless such Disaster requires a longer period of time: Supplier will provide to Bank an initial report from Remitco that includes the nature of the interruption, an estimate of the time it will take to return to Agreement-required service if known, confirmation that the Business Continuity Plan has been enacted, and a schedule for ongoing updates for the duration of the event.

(b)	Following restoration of services to normal: Provide Bank a summary report within thirty (30) days of the restoration, including a description of each Agreement-required function interrupted, the time required for recovery and return to Agreement-required service levels, Agreement-required products or services that were not provided or only partially provided as a result of the interruption, the specific corrective action taken, and the material effect, if any, on Bank. Include with this, an accounting of issues experienced during the recovery, deviations, if any, from the stated plan, and a list of proposed modifications to the recovery plan based on findings from the interruption.

4.	Plan Testing.

4.1  Frequency; Methods. Test the Plan, not less than once every twelve (12) months, by using any of several standard testing methods.

4.2  Reporting. Report in writing the summary results of each Plan test to Bank upon request. .

4.3  Bank’s Participation. Notify Bank, at least thirty (30) days in advance, of any Plan testing that requires Bank’s participation